Exhibit 10.11

Freddie Mac Loan No. 708556663

Century Palms at World Gateway

BORROWER’S UNDERWRITING CERTIFICATE

THIS BORROWER’S UNDERWRITING CERTIFICATE (“Certificate”) is made as of this 20th day of August, 2015 by BR CARROLL WORLD GATEWAY, LLC, a Delaware limited liability company (“Borrower”), for the benefit of JONES LANG LASALLE OPERATIONS, L.L.C., an Illinois limited liability company (“Lender”).

Recitals:

A.            This Certificate is being executed in connection with Lender's making a mortgage loan to Borrower in the original principal amount of $24,999,000.00 (the “Loan”). The proceeds of the Loan will be used for the financing of a multifamily project known as Century Palms at World Gateway, and located in Orlando (Orange County), Florida (the “Property”).

B.            The Loan is evidenced by an Amended and Restated Multifamily Note (the “Note”), dated of even date herewith, made by Borrower, and is secured by, among other things, a Multifamily Loan and Security Agreement (the “Loan Agreement”), and an Amended and Restated Multifamily Mortgage, Assignment of Rents and Security Agreement (the “Security Instrument”), dated of even date herewith, granting a lien on the Property (the Note, Loan Agreement, Security Instrument, and other documents executed in connection with the Loan, including this Certificate, are collectively referred to as the “Loan Documents”).

C.            Lender requires as a condition to the making of the Loan that Borrower make the following specific representations, warranties and agreements in addition to all other representations, warranties and agreements set forth in the other Loan Documents.

D.            Lender intends to sell, transfer and deliver the Note and assign the Security Instrument to the Federal Home Loan Mortgage Corporation (“Freddie Mac”). (Lender, its successors, transferees and assigns as holder of the Note, including Freddie Mac, are referred to as “Lender”).

Agreement:

NOW, THEREFORE, in consideration of the above and to induce Lender to make the Loan, Borrower represents, warrants and agrees as follows:

1.            Authority.

(a)            No authorization, consent, approval, or other action by, or filing with, any state or federal court or governmental authority is required in connection with the execution and delivery by Borrower of the Loan Documents, other than any filings, notices or recordings which may be required for the perfection of any liens, pledges or security interests granted pursuant to the Loan Documents. Borrower has obtained all material permits, licenses or other authorizations or approvals necessary under the laws of the state and local jurisdiction where the Property is located and the United States of America for the operation of multifamily residential housing on the Property.

(b)            The execution and delivery of the Loan Documents (i) will not cause Borrower to be in violation of, or constitute a material default under, the provisions of any agreement to which the Borrower is a party or by which Borrower is bound and (ii) will not conflict with, or result in a breach of, any court judgment, decree or order of any governmental body to which Borrower is subject. In the event Borrower is a partnership, Borrower represents, warrants and agrees that the representations in subparagraphs (i) and (ii) are also true and correct with respect to any general partner of Borrower.

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2.            Occupancy Permits. All required permits or certificates, such as certificates of occupancy or equivalent, have been obtained and are current and in full force and effect.

☒	Construction was completed for the use and operation of the Property prior to three (3) years from the date hereof.

☐	Construction was completed for the use and operation of the Property within three (3) years or less from the date hereof and therefore copies of all applicable certificates of occupancy for the use and operation of the Property have been submitted to Lender.

3.            No Subordinate Financing. No part of the Property or any personal property subject to the Security Instrument is subject to a second mortgage, deed of trust, or other type of subordinate lien. Borrower has not filed, nor has there been filed on Borrower's behalf, any financing statement not shown on the UCC financing statement searches furnished to Lender in connection with the Loan.

4.            Certifications as to Loan.

(a)            There are no defenses, offsets or counterclaims to the Note, the Loan Agreement, the Security Instrument or the other Loan Documents. All provisions of the Note, the Loan Agreement, the Security Instrument and the other Loan Documents are in full force and effect and have not been modified, amended or in any way waived or changed. There are no defaults under the provisions of the Note, the Loan Agreement, the Security Instrument or the other Loan Documents.

(b)            To Borrower’s knowledge, there are no issues relating to (i) the structure of the Loan, (ii) Borrower’s organization or structure, (iii) Borrower’s title in and to the Property, or (iv) the laws of the jurisdiction(s) in which the Property is located and/or in which Borrower is organized which would materially limit the enforceability of the Loan Documents or, in the event of a foreclosure, materially impair the title acquired by any purchaser of the Property at foreclosure.

5.            Representations, Warranties and Agreements Survive. The representations, warranties and agreements herein made by Borrower to Lender are an inducement to Lender for Lender to make the Loan to Borrower. These representations, warranties and agreements shall survive the making of the Loan by Lender to Borrower and shall remain in effect until the Loan has been repaid in full and the Security Instrument has been released.

6.            Enforcement of Certificate. This Certificate is executed by Borrower for the benefit of Lender. Borrower understands and agrees that, in connection with the anticipated sale of the Loan to Freddie Mac, this Certificate may be assigned to Freddie Mac.

7.            Indemnification. Borrower agrees to indemnify, defend and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs or, expenses, including litigation costs and reasonable attorneys fees, arising from or in any way connected with the representations, warranties and agreements set forth herein.

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8.            Successors and Assigns Bound. This Certificate shall inure to the benefit of and may be enforced by the Lender and its successors, transferees and assigns.

9.            Amendment and Waiver. No amendment to this Certificate will be valid unless it is made in writing and executed by Borrower.

10.          Severability. The invalidity, illegality, or unenforceability of any provision of this Certificate pursuant to judicial decree shall not affect the validity or enforceability of any other provision of this Certificate, all of which shall remain in full force and effect.

11.          Purchase Price. Borrower represents and warrants to Lender that the aggregate of the gross cash purchase price for the Property (without consideration of any closing costs paid by Borrower) to be reflected on the settlement statement to be approved by Lender, is not less than $37,000,000.00.

IN WITNESS WHEREOF, Borrower has executed this Certificate as of the date and year first written above.

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BR CARROLL WORLD GATEWAY, LLC, a Delaware limited liability company

By:	/s/ Jordan Ruddy
Jordan Ruddy
Chief Executive Officer

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